                                                                   EXHIBIT 99.1

                                                       CORPORATE COMMUNICATIONS

                                                       W. R. Grace & Co.
GRACE NEWS                                             7500 Grace Drive
                                                       Columbia, MD 21044

CONTACT:    Media Relations:                  Investor Relations:
            Greg Euston                       Bridget Sarikas
            (212) 468-3734                    (410) 531-4194

                 GRACE REPORTS FOURTH QUARTER FINANCIAL RESULTS

COLUMBIA, Maryland, January 25, 2005 -- W. R. Grace & Co. (NYSE: GRA) today reported that 2004 fourth quarter sales totaled $589.1 million compared with
$511.3 million in the prior year quarter, an increase of 15.2%. Revenue from higher volumes and improved product mix accounted for about half of the increase, with favorable currency translation, acquisitions and price increases accounting for the remainder.

Grace reported a fourth quarter net loss of $487.4 million, or $7.36 per diluted share, compared with a net loss of $49.5 million, or $0.75 per share, in the fourth quarter of 2003. The 2004 fourth quarter includes a net pre-tax charge of
$570.7 million to account for certain terms and conditions under Grace's proposed plan of reorganization filed in November 2004, as amended on January
13, 2005 (the "Plan"). The charge includes an increase in the recorded liability for asbestos-related litigation, net of insurance recovery, of $476.6 million, and additional interest on pre-petition debt and general unsecured claims of
$94.1 million. The asbestos-related charge conforms to a condition precedent to confirmation of the Plan that the Bankruptcy Court shall have found that the maximum amount necessary to fund Grace's asbestos-related liabilities (including trust administration costs) does not exceed $1,613 million. The interest related charge is to account for an increase in the rate to which general unsecured creditors would be entitled under the Plan.

Pre-tax income from core operations in the fourth quarter of 2004 was $33.8 million compared with $51.3 million in the fourth quarter of 2003, a 34.1%
decrease. The fourth quarter reflects higher performance-related compensation as well as increases in the costs of petroleum-based raw materials, transportation fuels, energy and certain operating

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expenses. These cost increases more than offset added profit from higher sales and productivity improvements. "Our businesses continued to deliver solid sales growth," said Grace's Chairman and Chief Executive Officer Paul J. Norris.
"However, the cost of raw materials and energy increased substantially in the quarter causing lower profit margins. Actions have been taken to improve supply chain productivity and to recognize the higher costs in our future selling prices."

For the full year 2004, Grace reported sales of $2,259.9 million, a 14.1%
increase over 2003. Currency translation and acquisitions accounted for 3.8 and
2.3 percentage points of the increase, respectively. Grace reported a net loss for the full year ended December 31, 2004 of $402.3 million or $6.11 per share, compared with a net loss of $55.2 million, or $0.84 per share, for 2003. The
2004 net loss includes a $592.3 million pre-tax charge to account for certain terms and conditions in the Plan and for revised estimates of Grace's cost to resolve non-asbestos-related contingent liabilities, and $18.0 million of
Chapter 11-related expenses. Pre-tax income from core operations was $179.3 million in 2004, compared with $148.7 million in 2003, a 20.6% increase. Full year pre-tax operating margin was 7.9%, about 0.4 percentage points higher than last year. The increase in 2004 operating profit and margins was attributable principally to strong sales growth across all product lines and productivity gains in manufacturing processes; offset by higher costs for pensions, certain raw materials and energy. "We are very pleased with our business progress and results for 2004" said Mr. Norris. "We also saw progress in our Chapter 11 proceedings with the filing of our reorganization plan in the fourth quarter. We hope that this filing and related motions will be viewed favorably by the
Bankruptcy Court and will accelerate our exit from Chapter 11."

CORE OPERATIONS
---------------

DAVISON CHEMICALS

REFINING TECHNOLOGIES AND SPECIALTY MATERIALS

Fourth quarter sales for the Davison Chemicals segment were $319.7 million, up
17.5% from the prior year quarter, mainly reflecting volume increases from growth programs, improved economic conditions, and acquisitions. Excluding the effects of favorable currency translation, sales were up 14.2% for the quarter.
Sales of refining technologies products, which include fluid cracking catalysts, hydroprocessing catalysts and performance additives, were $177.4 million in the fourth quarter, up 16.7% compared with

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the prior year quarter (14.7% after accounting for favorable currency translation). The increase resulted from volume gains particularly in Europe, favorable product mix factors as customers move to higher performing catalysts, and added revenue from the contractual pass-through of commodity metals costs.
Sales of specialty materials products, which include silica-based engineered materials, specialty catalysts and separations products, were $142.3 million, up
18.4% compared with the fourth quarter of 2003, primarily attributable to sales from the acquisition of Alltech International Holdings, Inc. completed in August and favorable currency translation which accounted for 10.7 and 4.9 percentage points, respectively. Operating income of the Davison Chemicals segment for the fourth quarter was $36.1 million, 7.0% lower than the 2003 fourth quarter.
Operating margin was 11.3%, lower than the prior year quarter by 3.0 percentage points. The decrease in operating income and margin was caused primarily by substantially higher costs of raw materials and energy, offset by improved sales in North America, Europe and Asia as well as favorable foreign currency translation.

Full year sales for the Davison Chemicals segment were $1,192.2 million, up
14.6% from 2003 (excluding currency translation impacts, sales were up 10.8%).
Full year operating income was $148.2 million, compared with $118.9 million for the prior year, a 24.6% increase, with 5.9 percentage points attributable to favorable foreign currency translation. Full year operating results reflect favorable economic conditions, product mix factors and cost structure improvements, offset by the higher raw material and energy costs in the fourth quarter.

PERFORMANCE CHEMICALS

CONSTRUCTION CHEMICALS, BUILDING MATERIALS, AND SEALANTS AND COATINGS

Fourth quarter sales for the Performance Chemicals segment were $269.4 million, up 12.7% from the prior year quarter. Favorable currency translation accounted for 2.8 percentage points of the increase. Sales of specialty construction chemicals, which include concrete admixtures, cement additives and masonry products, were $138.9 million, up 12.7% versus the year-ago quarter (10.0%
excluding favorable currency translation). Sales were up in all geographic regions, mainly reflecting the continued success of growth initiatives. Sales of specialty building materials, which include waterproofing and fire protection products, were $64.1 million, up 21.2% compared with the fourth quarter of 2003
(up 18.5% excluding favorable currency translation impacts).

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                                      -4-

The fourth quarter results reflect strong sales of waterproofing materials, particularly roofing underlayments and flashing tapes in North America and specialty below-grade waterproofing worldwide. Sales of specialty sealants and coatings, which include container sealants, coatings and polymers, were $66.4 million, up 5.4% compared with the fourth quarter of 2003 (2.5% after excluding favorable currency translation impacts). The increase was primarily attributable to higher volumes of coatings products and Daraform(R) closure sealants in
Europe, Asia and Latin America. Operating income for the Performance Chemicals segment was $25.8 million, down 17.8% compared with a strong prior year quarter.
This reflected increased raw material costs, as well as higher operating expenses to support the strong business growth in 2004. Operating margin of 9.6%
was 3.5 percentage points lower than the 2003 fourth quarter margin, attributable to higher raw material and transportation costs and higher operating expenses, partially offset by productivity gains.

Full year sales of the Performance Chemicals segment were $1,067.7 million, up
13.5% from 2003 (excluding currency translation impacts, sales were up 9.7%).
Full year operating income was $131.8 million compared with $107.9 million for the prior year, a 22.2% increase, reflecting strong sales in all geographic regions and positive results from productivity and cost containment initiatives.

CORPORATE COSTS AND OTHER MATTERS

Fourth quarter corporate costs related to core operations were $28.1 million compared with $18.9 million in the prior year quarter; full year corporate costs were $100.7 million compared with $78.1 million last year. The fourth quarter and full year increases are attributable primarily to higher performance-related compensation from the significant increase in operating income.

Also in the fourth quarter, Grace recorded a liability of $82.0 million to account for the tax on undistributed earnings of certain foreign subsidiaries that are likely to be repatriated in connection with the expected cash requirements of the Plan. These earnings can no longer be considered retained indefinitely by such subsidiaries for reinvestment.

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                                      -5-

CASH FLOW AND LIQUIDITY
-----------------------

Grace's full year cash flow provided by operating activities was $318.5 million for 2004, compared with $110.9 million for the comparable period of 2003. Full year pre-tax income from core operations before depreciation and amortization in
2004 was $288.1 million, 14.5% higher than 2003. These results reflect the higher income from core operations described above. Cash used for investing activities was $131.1 million in 2004, primarily for capital replacements and business acquisitions. In addition, Grace contributed $20.0 million to its qualified U.S. pension plans as permitted by a Bankruptcy Court order issued in
August.

At December 31, 2004, Grace had available liquidity in the form of cash ($510.4 million), net cash value of life insurance ($96.0 million) and unused credit under its debtor-in-possession facility ($183.8 million). Grace believes that these sources and amounts of liquidity are sufficient to support its strategic initiatives and Chapter 11 proceedings for the foreseeable future.

CHAPTER 11 PROCEEDINGS
----------------------

On April 2, 2001, Grace and 61 of its United States subsidiaries and affiliates, including its primary U.S. operating subsidiary W. R. Grace & Co.-Conn., filed voluntary petitions for reorganization under Chapter 11 of the United States
Bankruptcy Code in the United States Bankruptcy Court for the District of
Delaware (the "Filing"). Grace's non-U.S. subsidiaries and certain of its U.S.
subsidiaries were not part of the Filing. Since the Filing, all motions necessary to conduct normal business activities have been approved by the
Bankruptcy Court.

As previously reported, on November 13, 2004 Grace filed its proposed Plan, as well as several associated documents, including a disclosure statement, with the
Delaware Bankruptcy Court. These documents were amended on January 13, 2005.
Copies of the Plan and related documents may be obtained through the Bankruptcy
Court. Grace's Consolidated Financial Statements for the fourth quarter and year ended December 31, 2004 reflect adjustments to conform to the Plan as follows:

o    An accrual and charge of $713.2 million to increase Grace's recorded asbestos-related liability to that which is reflected as the maximum amount allowed under the

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                                      -6-

     conditions precedent to the Plan. This charge increases Grace's recorded asbestos-related reserve as of December 31, 2004 to $1,700 million.

o    An asset and credit of $236.6 million to increase Grace's estimate of insurance proceeds to which it would be entitled to an aggregate of $500.0 million, based on an assumed asbestos-related liability of $1,700 million as described above.

o    An accrual and charge of $94.1 million to increase Grace's estimate of interest to which general unsecured creditors would be entitled under the
     Plan based on revised eligibility and interest rates that generally apply as follows: 6.09% compounded quarterly on bank debt, contractual rates on qualified claims as defined in the Plan and 4.19% compounded annually on other qualified allowed claims.

o    An asset and credit of $151.7 million for net income tax benefits related to the items described above. The net pre-tax effect of the above items was a $570.7 million charge to reflect the net liability aspects of the Plan.
     The deferred tax benefit on this net liability is $199.7 million at a statutory rate of 35%. Of this amount, $48.0 million exceeds Grace's analysis of the tax assets that can be realized under conservative scenarios of future taxable income (exclusive of the tax effects under the litigation settlements with Sealed Air Corporation and Fresenius Medical
     Care). Accordingly, a valuation allowance of $48.0 million has been recorded against the total of Grace's deferred tax assets.

No accounting has been made for the assets available to fund Grace's asbestos-related and other liabilities under the litigation settlements with
Sealed Air Corporation and Fresenius Medical Care as such agreements are subject to conditions which, although expected to be met, have not been satisfied and approved by the Bankruptcy Court. The value available under these litigation settlement agreements, as measured at December 31, 2004, was $1,165.7 million comprised of $115.0 million in cash from Fresenius and $1,050.7 million in cash and stock from Sealed Air.

Most of Grace's noncore liabilities and contingencies (including asbestos-related litigation, environmental claims, tax matters and other obligations) are subject to compromise under the Chapter 11 process. The Chapter
11 proceedings, including related litigation and the claims valuation process, could result in allowable claims that differ materially from recorded amounts.
Grace will adjust its estimates of allowable claims as facts come to light during the Chapter 11 process that justify a change, and as Chapter 11 proceedings establish court-accepted measures of Grace's noncore liabilities.
See Grace's recent Securities and Exchange Commission filings for discussion of noncore liabilities and contingencies.

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                                      -7-

GRACE OBTAINS COURT APPROVAL TO PROTECT TAX BENEFITS
----------------------------------------------------

In order to preserve the future tax benefits related to its significant U.S.
federal net operating losses ("NOLs"), Grace has obtained a Bankruptcy Court order imposing notice requirements and potential restrictions on stock acquisitions by those persons or entities that (i) currently own 4.75% or more of Grace common stock or (ii) seek to acquire 4.75% or more of Grace common stock. Pursuant to the order, Grace has the right to object in Bankruptcy Court to such persons or entities acquiring Grace common stock if such acquisition would pose a material risk of adversely affecting Grace's ability to utilize its
NOLs. Under U.S. tax rules, NOLs are subject to potentially severe limitations in the event of ownership changes triggering a change in control (as defined under the Internal Revenue Code). The order will remain in effect until Grace emerges from Chapter 11.

                                    * * * * *

Grace is a leading global supplier of catalysts and other products and services to petroleum refiners; catalysts for the manufacture of plastics; silica-based engineered and specialty materials for a wide-range of industrial applications;
specialty chemicals, additives and materials for commercial and residential construction; and, sealants and coatings for food packaging. With annual sales of more than $2.2 billion, Grace has over 6,000 employees and operations in nearly 40 countries. For more information, visit Grace's web site at
www.grace.com.

                                      * * *

This announcement contains forward-looking statements that involve risks and uncertainties, as well as statements that are preceded by, followed by or include the words "believes," "plans," "intends," "targets," "will," "expects,"
"anticipates," or similar expressions. For such statements, Grace claims the protection of the safe harbor for forward-looking statements contained in the
Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include those factors set forth in Grace's most recent Annual Report on Form
10-K/A and quarterly reports on Form 10-Q, which have been filed with the SEC.

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                                      -8-

GRACE NEWS

------------------------------------------------------------------------------------------------------
W. R. GRACE & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS                     THREE MONTHS ENDED           YEAR ENDED
(UNAUDITED)                                                 DECEMBER 31,             DECEMBER 31,
------------------------------------------------------------------------------------------------------
Amounts in millions, except per share amounts            2004         2003         2004         2003
------------------------------------------------------------------------------------------------------

 Net sales ......................................     $   589.1    $   511.3    $ 2,259.9    $ 1,980.5
                                                    --------------------------------------------------
Cost of goods sold, exclusive of depreciation and
     amortization shown separately below ........         381.9        326.9      1,432.5      1,289.8
Selling, general and administrative expenses,
     exclusive of net pension expense shown
     separately below ...........................         116.2         89.2        437.3        365.6
Depreciation and amortization ...................          28.4         26.8        108.8        102.9
Research and development expenses ...............          12.3         11.8         51.1         52.0
Net pension expense .............................          13.7         12.8         55.2         52.7
Interest expense and related financing costs ....          98.8          3.2        111.1         15.6
Provision for asbestos-related litigation, net of
     insurance recovery .........................         476.6         30.0        476.6         30.0
Provisions for environmental remediation ........           1.6         90.0         21.6        142.5
Other (income) expense ..........................          (8.1)        (5.7)       (57.2)       (16.7)
                                                    --------------------------------------------------
                                                        1,121.4        585.0      2,637.0      2,034.4
                                                    --------------------------------------------------
Income (loss) before Chapter 11 expenses,
     income taxes and minority interest .........        (532.3)       (73.7)      (377.1)       (53.9)
Chapter 11 expenses, net ........................          (6.2)        (3.1)       (18.0)       (14.8)
Benefit from income taxes .......................          53.4         26.3          1.5         12.3
Minority interest in consolidated entities ......          (2.3)         1.0         (8.7)         1.2
                                                    --------------------------------------------------
     NET LOSS ...................................     $  (487.4)   $   (49.5)   $  (402.3)   $   (55.2)
------------------------------------------------------------------------------------------------------
BASIC LOSS PER COMMON SHARE .....................     $   (7.36)   $   (0.75)   $   (6.11)   $   (0.84)
Average number of basic shares ..................          66.2         65.6         65.8         65.5

DILUTED LOSS PER COMMON SHARE ...................     $   (7.36)   $   (0.75)   $   (6.11)   $   (0.84)
Average number of diluted shares ................          66.2         65.6         65.8         65.5
------------------------------------------------------------------------------------------------------

Note: The amounts in these financial statements are unaudited and are subject to change prior to the filing of Grace's Annual Report on Form 10-K. Any changes not deemed to be material will be reflected in the Form 10-K. Any changes deemed to be material will be promptly disclosed.

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W. R. GRACE & CO. AND SUBSIDIARIES
CONTINUING OPERATIONS SEGMENT BASIS                     THREE MONTHS ENDED                      YEAR ENDED
(UNAUDITED)                                                DECEMBER 31,                        DECEMBER 31,
---------------------------------------------------------------------------------------------------------------------
Amounts in millions                               2004       2003       % Change      2004         2003      % Change

NET SALES:
  DAVISON CHEMICALS(A)
     Refining Technologies....................   $177.4     $152.0        16.7%       $660.1      $591.5       11.6%
     Specialty Materials......................    142.3      120.2        18.4%        532.1       448.4       18.7%
---------------------------------------------------------------------------------------------------------------------
  TOTAL DAVISON CHEMICALS                         319.7      272.2        17.5%      1,192.2     1,039.9       14.6%
---------------------------------------------------------------------------------------------------------------------
  PERFORMANCE CHEMICALS
     Construction chemicals...................    138.9      123.2        12.7%        533.0       448.1       18.9%
     Building materials.......................     64.1       52.9        21.2%        255.6       231.0       10.6%
     Sealants & coatings......................     66.4       63.0         5.4%        279.1       261.5        6.7%
  TOTAL PERFORMANCE CHEMICALS                     269.4      239.1        12.7%      1,067.7       940.6       13.5%
---------------------------------------------------------------------------------------------------------------------
TOTAL GRACE SALES                                $589.1     $511.3        15.2%     $2,259.9    $1,980.5       14.1%
---------------------------------------------------------------------------------------------------------------------
PRE-TAX OPERATING INCOME (B):
  Davison Chemicals...........................    $36.1      $38.8        (7.0%)      $148.2      $118.9       24.6%
  Performance Chemicals.......................     25.8       31.4       (17.8%)       131.8       107.9       22.2%
  Corporate costs.............................    (28.1)     (18.9)      (48.7%)      (100.7)      (78.1)     (28.9%)
---------------------------------------------------------------------------------------------------------------------
PRE-TAX INCOME FROM CORE OPERATIONS...........     33.8       51.3       (34.1%)       179.3       148.7       20.6%
---------------------------------------------------------------------------------------------------------------------
PRE-TAX LOSS FROM NONCORE ACTIVITIES..........   (469.7)    (121.7)        NM         (457.1)     (190.1)        NM
---------------------------------------------------------------------------------------------------------------------
Interest expense..............................    (98.8)      (3.2)        NM         (111.1)      (15.6)        NM
Interest income...............................      0.1        0.9       (88.9%)         3.1         4.3      (27.9%)
---------------------------------------------------------------------------------------------------------------------
LOSS BEFORE CHAPTER 11 EXPENSES
     AND INCOME TAXES                            (534.6)     (72.7)        NM         (385.8)      (52.7)        NM
Chapter 11 expenses, net......................     (6.2)      (3.1)     (100.0%)       (18.0)      (14.8)     (21.6%)
Benefit from income taxes.....................     53.4       26.3         NM            1.5        12.3         NM
---------------------------------------------------------------------------------------------------------------------
     NET LOSS                                   $(487.4)    $(49.5)        NM        $(402.3)     $(55.2)        NM
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
KEY FINANCIAL MEASURES:
   Pre-tax income from core operations as a
       percentage of sales....................      5.7%      10.0%     (4.3) pts.       7.9%        7.5%    0.4 pts.
   Pre-tax income from core operations before
       depreciation and amortization (b)......    $62.2      $78.1      (20.4%)       $288.1      $251.6       14.5%
       As a percentage of sales...............     10.6%      15.3%     (4.7) pts.      12.7%       12.7%     -- pts.
---------------------------------------------------------------------------------------------------------------------
NET SALES BY REGION:
   North America .............................   $250.2     $221.6        12.9%       $979.0      $883.2       10.8%
   Europe.....................................    209.5      175.7        19.2%        815.7       676.9       20.5%
   Asia Pacific...............................     97.4       84.3        15.5%        349.2       312.7       11.7%
   Latin America..............................     32.0       29.7         7.7%        116.0       107.7        7.7%
---------------------------------------------------------------------------------------------------------------------
TOTAL                                            $589.1     $511.3        15.2%     $2,259.9    $1,980.5       14.1%
---------------------------------------------------------------------------------------------------------------------

Note (a): Effective in May 2004, Grace realigned its product groups within the
Davison Chemicals business segment as follows: Refining Technologies includes fluid cracking catalysts and additives, hydroprocessing catalysts and membranes;
Specialty Materials includes silica products and polyolefin and chemical catalysts. All periods have been restated to reflect this realignment.

Note (b): Neither pre-tax income from core operations nor pre-tax income from core operations before depreciation and amortization purport to represent income or cash flow as defined under generally accepted accounting principles, and should not be considered an alternative to such measures as an indicator of the
Company's performance. These measures are provided to distinguish operating results of Grace's current business base from results and related assets and liabilities of past businesses, discontinued products and corporate legacies.

NM - Not Meaningful

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                                      -10-

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W. R. GRACE & CO. AND SUBSIDIARIES                                                  YEAR ENDED
CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)                                   DECEMBER 31,
-----------------------------------------------------------------------------------------------------
Amounts in millions                                                              2004         2003
                                                                             ------------------------

OPERATING ACTIVITIES
Income before Chapter 11 expenses, income taxes and
      minority interest...................................................... $ (377.1)    $  (53.9)
Reconciliation to net cash provided by operating activities:
     Depreciation and amortization ..........................................    108.8        102.9
     Interest accrued on pre-petition liabilities subject to compromise......    106.3         11.3
     Loss on sale of investments and disposals of assets.....................      0.8          1.5
     Net gain on litigation settlement.......................................    (51.2)        --
     Cash received from litigation...........................................     62.5         --
     Provision for environmental remediation.................................     21.6        142.5
     Provision for asbestos-related litigation, net of insurance recovery....    476.6         30.0
     Income from life insurance policies, net................................     (3.0)        (5.6)
     Changes in assets and liabilities, excluding effect of businesses acquired/divested and foreign currency translation:
         Working capital items...............................................     27.3        (42.3)
         Payments to fund defined benefit pension plans......................    (28.7)       (60.5)
         Payments under postretirement benefit programs .....................    (12.5)       (12.6)
         Expenditures for asbestos-related litigation .......................     (7.0)       (10.4)
         Proceeds from asbestos-related insurance ...........................      7.6         13.2
         Expenditures for environmental remediation .........................     (9.0)       (11.2)
         Expenditures for retained obligations of discontinued operations....     (1.8)        (1.4)
     Pension expense and other non-cash items................................     48.5         52.1
                                                                             ------------------------
     NET CASH PROVIDED BY OPERATING ACTIVITIES BEFORE INCOME TAXES AND
     CHAPTER 11 EXPENSES.....................................................    369.7        155.6
Chapter 11 expenses paid, net ...............................................    (13.5)       (17.5)
Income taxes paid, net of refunds............................................    (37.7)       (27.2)
                                                                             ------------------------
     NET CASH PROVIDED BY OPERATING ACTIVITIES ..............................    318.5        110.9
                                                                             ------------------------
INVESTING ACTIVITIES
Capital expenditures for property and equipment .............................    (68.4)       (86.5)
Business acquired, net of cash acquired......................................    (66.3)       (26.9)
Investment in life insurance policies .......................................    (14.0)       (11.6)
Proceeds from life insurance policies........................................     15.8         11.9
Proceeds from sales of investments and disposals of assets...................      1.8          3.9
                                                                             ------------------------
     NET CASH USED FOR INVESTING ACTIVITIES .................................   (131.1)      (109.2)
                                                                             ------------------------
FINANCING ACTIVITIES
Net payments of loans secured by cash value of life insurance policies.......     (4.0)        (3.1)
Borrowings under credit facilities, net of repayments .......................      1.2          2.3
Borrowings under debtor-in-possession facility, net of fees..................     (2.1)        46.1
Repayment of borrowings under debtor-in-possession facility .................     --          (50.0)
Exercise of stock options....................................................      4.2         --
                                                                             ------------------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES ..............................     (0.7)        (4.7)
                                                                             ------------------------
Effect of currency exchange rate changes on cash and cash equivalents .......     14.5         28.6
                                                                             ------------------------
     INCREASE IN CASH AND CASH EQUIVALENTS ..................................    201.2         25.6
Cash and cash equivalents, beginning of period ..............................    309.2        283.6
                                                                             ------------------------
Cash and cash equivalents, end of period .................................... $  510.4     $  309.2
-----------------------------------------------------------------------------------------------------

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                                      -11-

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W. R. GRACE & CO. AND SUBSIDIARIES                                         DECEMBER 31,    DECEMBER 31,
CONSOLIDATED BALANCE SHEET (UNAUDITED)                                        2004            2003
--------------------------------------------------------------------------------------------------------
Amounts in millions

ASSETS
CURRENT ASSETS
Cash and cash equivalents ..............................................   $     510.4     $      309.2
Trade accounts receivable, net .........................................         390.9            331.5
Inventories ............................................................         248.3            214.6
Deferred income taxes ..................................................          16.3             30.8
Other current assets....................................................          62.6             43.8
                                                                          ------------------------------
     TOTAL CURRENT ASSETS ..............................................       1,228.5            929.9

Properties and equipment, net...........................................         645.3            656.6
Goodwill ...............................................................         111.7             85.2
Cash value of life insurance policies, net of policy loans..............          96.0             90.8
Deferred income taxes ..................................................         649.4            587.1
Asbestos-related insurance expected to be realized after one year.......         500.0            269.4
Other assets ...........................................................         290.0            256.2
                                                                          ------------------------------
     TOTAL ASSETS ......................................................   $   3,520.9     $    2,875.2
                                                                          ==============================
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
LIABILITIES NOT SUBJECT TO COMPROMISE
CURRENT LIABILITIES
Debt payable within one year ...........................................   $      12.4     $        6.8
Accounts payable .......................................................         146.0            101.8
Income taxes payable ...................................................           7.7             16.6
Other current liabilities ..............................................         221.4            130.2
                                                                          ------------------------------
     TOTAL CURRENT LIABILITIES .........................................         387.5            255.4

Debt payable after one year.............................................           1.1             --
Deferred income taxes ..................................................          64.1             35.3
Unfunded defined benefit pension liability..............................         366.6            263.7
Other liabilities ......................................................          83.9             32.3
                                                                          ------------------------------
     TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE .......................         903.2            586.7

LIABILITIES SUBJECT TO COMPROMISE
Pre-petition debt plus accrued interest.................................         645.8            565.2
Accounts payable........................................................          31.3             31.9
Income tax contingencies................................................         180.4            217.9
Asbestos-related liability..............................................       1,700.0            992.3
Environmental remediation...............................................         345.0            332.4
Post-retirement benefits................................................         194.7            203.8
Other liabilities and retained obligations..............................         108.9            108.8
                                                                          ------------------------------
     TOTAL LIABILITIES SUBJECT TO COMPROMISE............................       3,206.1          2,452.3
                                                                          ------------------------------
     TOTAL LIABILITIES..................................................       4,109.3          3,039.0
                                                                          ------------------------------

SHAREHOLDERS' EQUITY (DEFICIT)
Common stock............................................................           0.8              0.8
Paid-in capital ........................................................         426.5            432.1
Accumulated deficit.....................................................        (573.2)          (170.9)
Treasury stock, at cost.................................................        (125.9)          (135.9)
Accumulated other comprehensive loss ...................................        (316.6)          (289.9)
                                                                          ------------------------------
     TOTAL SHAREHOLDERS' EQUITY (DEFICIT)...............................        (588.4)          (163.8)
                                                                          ------------------------------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT) ..............   $   3,520.9     $    2,875.2
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